SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JULY 1, 2003
                (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 2003

                         SUMMIT AMERICA TELEVISION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          TENNESSEE                    0-25596                  62-1282758
 (STATE OR OTHER JURISDICTION OF     (COMMISSION              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     FILE NUMBER)            IDENTIFICATION NO.)

                        400 FIFTH AVENUE SOUTH, SUITE 205
                              NAPLES, FLORIDA 34103
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                 (786) 206-0047
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 5.  Other Events and Regulation FD Disclosure

         On June 30, 2003, two investors exercised warrants previously issued by the Registrant and purchased 1,600,038 shares of the Registrant's common stock, $.0025 par value, at a purchase price of $2.82 per share (for a total payment to the Registrant of $4,512,107). The warrants were issued on June 30, 2000, and expired if not exercised by the end of the day on June 30, 2003. The warrants granted the investors the right to purchase up to 2,000,000 shares of common stock, of which the investors purchased the 1.6 million shares and allowed the warrants for the remaining approximately 400,000 shares to expire.

         The warrants were originally issued on June 30, 2000, in connection with the purchase by the two investors of $20,000,000 of the Registrant's Series B Convertible Preferred Stock. All of the shares of Series B Convertible Preferred Stock have been redeemed or converted to common stock and none remains outstanding on this date.

         Registrant plans to use the proceeds from the exercise of the warrants for general working capital purposes.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SUMMIT AMERICA TELEVISION, INC.


Date:  July 1, 2003             By:      /s/ George R. Ditomassi
                                          -----------------------------------
                                             Name: George R. Ditomassi
                                             Title: Chief Executive Officer